EXHIBIT 10.1B

AMENDMENT TWO

TO R. TERRY PHILLIPS

EMPLOYMENT AGREEMENT

This Amendment Two (this “Amendment”) is made and entered into as of the 30th day of December, 2010, by and among United Security Bancshares, Inc. (“USB”), First United Security Bank (“FUSB”) (“USB” and “FUSB” are hereinafter collectively referred to as the “Company”), and R. Terry Phillips (the “Executive”).

WHEREAS, the Company and the Executive previously entered into the Employment Agreement (the “Agreement”), effective as of January 1, 2000, as amended by Amendment One, as of January 1, 2009, both attached hereto as Exhibit A;

WHEREAS, the American Jobs Creation Act of 2004 created new Internal Revenue Code Section 409A (“Code Section 409A”), which imposes documentary and operational requirements on non-qualified deferred compensation arrangements, such as the Agreement; and

WHEREAS, amounts deferred under the Agreement meet the definition of “nonqualified deferred compensation” as set forth in Code Section 409A;

WHEREAS, Internal Revenue Service Notice 2010-6 provides additional guidance regarding the implementation of Code Section 409A; and

WHEREAS, the Company desires to amend the Agreement, effective as of January 1, 2009, to comply with the requirements of Code Section 409A pursuant to the guidance and relief provided under Internal Revenue Service Notice 2010-6.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows, effective January 1, 2009:

1. Amend Section 6.2(a) by deleting the said section and substituting in lieu thereof the following:

“The Company’s obligation to pay and provide to the Executive the element of pay described in Sections 4.1, 4.2 and 4.3 shall immediately expire; provided, however, that within sixty (60) days of the effective date of employment termination, the Company shall pay to the Executive in a lump sum an amount equal to six (6) months of his Base Salary in effect on the date of employment termination, reduced by any and all insurance benefits that would be payable to the Executive during the six (6) month period following his employment termination.”

2. All other terms, conditions and provisions of this Agreement not herein modified shall remain in full force and effect.

EXHIBIT 10.1B

IN WITNESS WHEREOF, the Company and the Executive have caused this Amendment Two to R. Terry Phillips Employment Agreement to be executed as of the date first written above.

United Security Bancshares, Inc.:

By:	/s/ Hardie B. Kimbrough

Its:	CHAIRMAN OF THE BOARD

First United Security Bank:

By:	/s/ Hardie B. Kimbrough

Its:	CHAIRMAN OF THE BOARD

Executive:

/s/ R. Terry Phillips
R. Terry Phillips

EXHIBIT A

R. Terry Phillips Employment Agreement

with Amendment One

(Employment Agreement filed as an Exhibit to Form 10-K for the year ended December 31, 2000;

Amendment One filed as an Exhibit to the Current Report on Form 8-K filed on December 23, 2008)

A-1